                                                                   EXHIBIT 99.14




                      PRUDENTIAL REALTY SECURITIES, INC.
                                8 CAMPUS DRIVE
                         PARSIPPANY, NEW JERSEY 07054


                                    As of November 12, 1998



FOUR EMBARCADERO CENTER VENTURE
C/O BOSTON PROPERTIES, INC.
8 ARLINGTON STREET
BOSTON, MASSACHUSETTS 02116-3495
ATTN: GENERAL COUNCIL

Ladies and Gentlemen:

     The undersigned, PRUDENTIAL REALTY SECURITIES, INC. (herein called the "COMPANY"), hereby agrees with you as follows:

     1. AUTHORIZATION OF ISSUE OF NOTES. The Company will authorize the issue of up to eight (8) of its senior promissory notes in the aggregate principal amount of $143,119,000, to be dated the date of issue thereof, to mature in the case of each Note so issued, subject to the terms and provisions of the next sentence below, not more than 15 years after the date of original issuance thereof as set forth in each such Note (the "MATURITY DATE") and listed on
Schedule 1 attached hereto, to bear interest on the unpaid balance thereof from
----------
the date thereof until the Rate Reset Date or, if such Note does not have a Rate Reset Date, the Maturity Date for each such Note at the rate per annum equal to the Initial Treasury plus the Margin, and from the Rate Reset Date (if any) of any such Note until the principal thereof shall have become due and payable at the rate per annum equal to the Reset Treasury plus the Margin, and to have such other particular terms, as shall be specified herein and therein, and to be substantially in the form of Exhibit A attached hereto. Notwithstanding the
                             ---------
foregoing, each Note shall either mature or have a Rate Reset Date within ten
(10) years after the date of original issuance of such Note. The term "Notes" as used herein shall include each such senior promissory note delivered pursuant to any provision of this Agreement and each such senior promissory note delivered in substitution or exchange for any other Note pursuant to any such provision.

     2. PURCHASE AND SALE OF NOTES. The Company hereby agrees to sell to you and, subject to the terms and conditions herein set forth, you agree to purchase from the Company, Notes in the aggregate principal amount of $143,119,000 at 100% of such aggregate principal amount. The Company will deliver to you, at the offices of O'Melveny & Myers LLP at 275 Battery Street, Suite 2600, San Francisco, California, (or such other location to be determined by mutual agreement between the Company and you) one or more Notes registered in your name, evidencing the aggregate principal amount of Notes to be purchased by you and in the denomination or denominations specified in the Purchaser Schedule attached hereto, against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account #890-0305-525 at The Bank of New York, New York, New York, ABA No. 021-000-018 on the date of closing, which shall be November 12, 1998 or any other date on or before November 13, 1998 upon which the Company and you may mutually agree (herein called the "CLOSING" or the "DATE OF CLOSING").

     3. CONDITIONS OF CLOSING. Your obligation to purchase and pay for the Notes to be purchased by you hereunder is subject to the satisfaction, on or before the date of closing, of the following conditions:

     3A. EXECUTION AND DELIVERY OF DOCUMENTS. The Company shall have delivered, or cause to be delivered, to you duly executed, original or certified copies of the following documents, each to be dated the date of closing unless otherwise indicated:

          (i) the Note(s), originally executed and in substantially the form of Exhibit A attached hereto.
        ---------

          (ii) a favorable opinion of Deborah Shulevitz, Esq., counsel to the Company (or such other counsel designated by the Company and acceptable to you) satisfactory to you and substantially in the form of Exhibit B
                                                               ---------
     attached hereto and as to such other matters as you may reasonably request.

          (iii) the Certificate of Incorporation of the Company certified as of a date within 10 Business Days of closing by the Secretary of State of Delaware.

          (iv) the Bylaws of the Company certified by the Secretary of the Company.

          (v) an incumbency certificate signed by the Secretary or an Assistant Secretary of the Company certifying as to the names, titles and true signatures of the officers of the Company authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

          (vi) a certificate of the Secretary or an Assistant Secretary of the Company (A) attaching resolutions of the Board of Directors of the Company evidencing approval of the transactions contemplated by this Agreement and the issuance of the Notes and the execution, delivery and performance thereof, and authorizing certain officers to execute and deliver the same, and certifying that such resolutions were duly and validly adopted at a meeting duly noticed and held and such resolutions have not since been amended, revoked or rescinded, (B) certifying that no dissolution or liquidation proceedings as to the Company have been commenced or are contemplated, and (C) identifying and attaching any proposed or effected amendments to or changes in the Certificate of Incorporation of the Company since the date of the certified copies thereof provided pursuant to clause (iii) above or, if none, so certifying.
                          -----------

          (vii)  (A) the representations and warranties contained in paragraph 8
                                                                     -----------
     shall be true on and as of the date of closing, except to the extent of changes caused by the transactions herein contemplated; (B) there shall exist on the date of closing no Event of Default or Default and no Event of Default or Default will occur by reason of or immediately following the sale of the Notes hereunder; (C) no condition, event or act that has had or would have a Material Adverse Effect has occurred since December 31, 1997, and (D) you shall have received an Officer's Certificate certifying as to all of the foregoing.

          (viii) a corporate good standing certificate as to the Company from the State of New Jersey.

          (xi) additional documents or certificates with respect to such legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by you.

     3B. PURCHASE PERMITTED BY APPLICABLE LAWS. The purchase of and payment for the Notes to be purchased by you on the date of closing on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject you to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and you shall have received such certificates or other evidence as you may request to establish compliance with this condition.

     3C. PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to you, and you shall have received all such counterpart originals or certified or other copies of such documents as you may reasonably request.

     3D. RATING. The Company shall have obtained a rating of the Notes, as of a date not more than 30 days prior to the closing hereof, of A or better from S&P and the equivalent rating from Fitch and shall provide written evidence of the same.

     3E. PHASE ONE TRANSACTIONS. Phase One of the transactions shall have been completed or shall be consummated concurrently with the consummation of the transactions described herein.

     3F. EQUITY REDEMPTION AND PRUDENTIAL GUARANTIED LOANS. You shall have obtained the Prudential Guarantied Loan and Equity Redemption Loan or the closing of such loans shall occur concurrently with the closing of the transactions contemplated herein; and the lenders of the Prudential Guarantied Loan and Equity Redemption Loan shall have made available to you in full the proceeds of the Prudential Guarantied Loan and Equity Redemption Loan.

     4. PREPAYMENTS. The Notes are not prepayable during the first year of the term thereof. The Notes shall be subject to prepayment, in whole or in part at any time after the first anniversary date of this Agreement, at the option of the Company, at 100% of the principal amount so prepaid plus accrued interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, under the applicable Note with respect to the principal amount so prepaid; provided, however, that any prepayment, whether in whole or in part, made on a Rate Reset Date shall be payable without any Yield-Maintenance Amount. If the Company elects to prepay any of the Notes at any time while any BP Party holds any Notes, the Company shall first offer to prepay all Notes then held by such BP Party(ies) before offering to prepay any Notes held by any other Person. Within three (3) business days after delivery to it of any such offer of prepayment, each such BP Party shall provide the Company written notice of its election to either have such BP Party's Notes prepaid first or to have the Notes held by other Persons prepaid prior to the Notes held by such BP Party; provided that,
                                                                -------- ----
notwithstanding the election of any such BP Party to have Notes held by other Persons paid first, the Company may prepay any portion of such BP Party's Notes once the Company has prepaid in full all Notes held by such other Persons. The failure of any BP Party to provide such notice to the Company within such three
(3) business day period shall be deemed an election to prepay such BP Party's Notes first.

     5.   AFFIRMATIVE COVENANTS.

     5A. FINANCIAL STATEMENTS. The Company covenants that it will deliver to each Significant Holder in duplicate:

          (i) as soon as practicable and in any event within 60 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, statements of income, cash flows and shareholders' equity of the Company for the period from the beginning of the current year to the end of such quarterly period, and a balance sheet of the Company as at the end of such quarterly period, setting forth in comparative form statements of income and cash flows for the corresponding period in the preceding year, all in reasonable detail and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments;

          (ii) as soon as practicable and in any event within 120 days after the end of each fiscal year, statements of income, cash flows and shareholders' equity of the Company for such year, and a balance sheet of the Company as at the end of such year, all prepared in accordance with GAAP, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in form to the Required Holder(s)' and reported on by a Big Five Accounting Firm selected by the Company whose report shall be without limitation as to the scope of the audit and reasonably satisfactory in substance to the Required Holder(s) and shall be certified by such Big Five Accounting Firm to its knowledge with its unqualified opinion;

          (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its stockholders;

          (iv) promptly upon receipt thereof, a copy of each other report or management letter submitted to the Company by its independent public accountants in connection with any annual, interim or special audit made by them of the books of the Company;

           (v) such other financial data and other information as the Company regularly provides to its other lenders, other holders of Debt or other creditors; and

          (vi) with reasonable promptness, such other information and documents as such Significant Holder may reasonably request.

Together with each delivery of financial statements required by clauses (i) and
                                                                -----------
(ii) above, the Company will deliver to each Significant Holder an Officer's
----
Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraph 6A and stating
                                                        ------------
that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of financial statements required by clause (ii) above, the Company will
                                             -----------
deliver to each Significant Holder a certificate of such accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

     The Company also covenants that promptly after any Responsible Officer obtains knowledge of an Event of Default or Default, it will deliver to each Significant Holder an Officer's Certificate specifying the nature and period of existence thereof and what action the Company has taken, is taking or proposes to take with respect thereto.

     5B. INSPECTION OF BOOKS AND RECORDS. The Company covenants that it will permit any Person designated by any Significant Holder in writing, at such Significant Holder's expense, to visit the Company's place of business to examine the corporate books and financial records of the Company and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of the Company with the principal officers thereof and its independent public accountants, all at such reasonable times and as often as such Significant Holder may reasonably request; provided, however that disclosure of any
                               --------
confidential or material non-public information of the Company requested by such Person may be reasonably conditioned on such Person's execution and delivery of a confidentiality agreement in form and substance acceptable to Company.

     5C. COVENANT TO SECURE NOTE EQUALLY. The Company covenants that if it shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6C(1) (unless prior written consent to the creation or assumption
---------------
thereof shall have been obtained pursuant to paragraph 11C), it will make or
                                             -------------
cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured; provided that the creation and
                                         --------
maintenance of such equal and ratable Lien shall not in any way limit or modify the right of the holders of the Notes to enforce the provisions of paragraph
                                                                   ---------
6C(1).
-----

     5D. COMPLIANCE WITH LAWS. The Company covenants that it and all of its properties and facilities will comply at all times in all material respects with all federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations, including those relating to protection of the environment except, in any such case, where failure to comply would not result in a Material Adverse Effect on the business, condition (financial or otherwise) or operations of the Company.

     5E. PAYMENT OF TAXES. The Company covenants that it will file or cause to be filed all federal, state and other income tax returns which, to the knowledge of the officers of the Company, are required to be filed, and will pay all taxes as shown on such returns and on all assessments received by it to the extent that such taxes become due, except such taxes as are subject to a Good Faith Contest.

     5F. ENFORCEMENT OF MORTGAGE PROVISIONS. The Company covenants that it shall require any Commercial Mortgage Loans originated or acquired by it to contain covenants to the effect that (1) the mortgagor shall obtain and maintain at all times appropriate insurance coverage with respect to the mortgaged property and (2) the mortgagor shall promptly pay and discharge any indebtedness or lawful claims against the mortgaged property which if unpaid would constitute a Lien on such property. The Company further covenants and agrees that it will use commercially reasonable efforts to enforce such covenants.

     6. NEGATIVE COVENANTS. So long as any Note or amount owing under this Agreement shall remain unpaid, the Company covenants that:

     6A(1). DEBT SERVICE COVERAGE RATIO. The Company will not, at any time, permit the Debt Service Coverage Ratio to be less than 1.4 to 1.

     6A(2). DEBT TO TOTAL ASSETS RATIO. The Company will not permit the ratio of (i) Debt to (ii) the sum of Total Assets plus the cumulative depreciation of any real property assets of the Company to exceed .70 to 1.

     6B. RESTRICTED PAYMENTS. The Company covenants that it will not make, pay or declare, or commit to make, pay or declare, any Restricted Payment unless, after giving effect thereto, (i) the aggregate amount of all Restricted Payments made during the twelve month period commencing on the date hereof and expiring on the one (1) year anniversary of the date hereof, and including all previously made Restricted Payments, does not exceed 100% of the lesser of (A) Net Income and (B) Net Income (determined without giving effect to any current income taxes or any change in deferred taxes), in each case, for all such fiscal quarters during such time period on a cumulative basis, and (ii) the aggregate amount of all Restricted Payments made during any fiscal quarter after the expiration of such twelve (12) month period, and including all previously made Restricted Payments, does not exceed 105% of the lesser of (C) Net Income and (D) Net Income (determined without giving effect to any current income taxes or any change in deferred taxes), in each case, for all such fiscal quarters on a cumulative basis, and (iii) no Default or Event of Default exists or would exist after giving effect to such Restricted Payment.

     6C.  LIENS, DEBT, AND OTHER RESTRICTIONS.  The Company will not:

     6C(1). LIENS. Create, assume or suffer to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired, or any income, participation, royalty or profits therefrom (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the provisions of paragraph 5C), except for the Liens specified in clauses (i)
              ------------   ------                            -----------
through (xi) below (collectively, "PERMITTED LIENS");
        ----

          (i) Liens for taxes, assessments or other governmental levies or charges not yet due or which are subject to a Good Faith Contest;

          (ii) statutory Liens of landlords and Liens of carriers, contractors, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or which are subject to a Good Faith Contest;

          (iii) Liens (other than any Lien imposed by the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) incurred, or deposits made, in the ordinary course of business (A) in connection with workers' compensation, unemployment insurance, old age benefit and other types of social security, (B) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance bonds, purchase, construction, government or sales contracts and other similar obligations or (C) otherwise to satisfy statutory or legal obligations; provided, that in each such case
                                     --------
     such Liens (1) were not incurred or made in connection with the incurrence or maintenance of Indebtedness, the borrowing of money, the obtaining of advances or credit, and (2) do not in the aggregate materially detract from the value of the property or assets so encumbered or materially impair the use thereof in the operation of its business;

          (iv) Liens existing (A) prior to the time of acquisition upon any property acquired by the Company through purchase, merger or consolidation or otherwise, whether or not expressly assumed by the Company, or (B) placed on property at the time of acquisition by the Company or to secure all or a portion of (or to secure Debt incurred to pay all or a portion of) the purchase price thereof; provided that such Lien shall not have been
                                 --------
     created, incurred or assumed in contemplation of such purchase, merger, consolidation or other event;

          (v)    Liens now or hereafter required by this Agreement;

          (vi)    Liens in existence on the date hereof as set forth on Schedule
                                                                        --------
     6C(1) hereto;
     -----

          (vii) leases, subleases, licenses and sublicenses granted to third parties not interfering in any material respect with the business of the Company;

          (viii) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to use of real property, that are necessary for the conduct of the operations of the Company or that customarily exist on properties of corporations engaged in similar businesses and are similarly situated and that do not in any event materially impair their use in the operations of the Company;

          (ix) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay; provided the
                                                           --------
     aggregate amount of such attachment or judgment Liens shall not secure obligations in excess of $10,000,000 at any time;

          (x)   Liens other than those described in clauses (i) through (ix)
                                                    -----------         ----
     above that secure Debt permitted by clauses (i) and (ii) of paragraph
                                         -----------     ----    ---------
     6C(2); provided that no Default or Event of Default shall exist and be
            --------
     continuing or shall result therefrom; or

          (xi) any Lien renewing, extending or refunding any Lien permitted by clause (x) above.
     ----------

     6C(2). DEBT. Create, incur, assume or in any other way become liable in respect of any Debt, except
                     ------

          (i)    the Notes;

          (ii)   Funded Debt of the Company described in Schedule 6C(2) and
                                                         --------------
     outstanding as of the date hereof; and

          (iii) additional Funded Debt of the Company in an amount, which when added to all other Funded Debt of the Company then outstanding (but excluding the Funded Debt evidenced by the Notes and the Other EC Notes), does not exceed $1,000,000,000 at any one time outstanding.

     6C(3). LOANS, ADVANCES, INVESTMENTS AND CONTINGENT LIABILITIES. Make or permit to remain outstanding any loan or advance to, or extend credit other than credit extended in the normal course of business to any Person who is not an Affiliate of the Company to, or Guarantee, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, or commit to do any of the foregoing, (all of the foregoing collectively being "INVESTMENTS"), except for the Investments
                                                    ------
set forth in clauses (i) through (ix) below (collectively, "PERMITTED
             -----------         ----
INVESTMENTS"):

          (i) obligations backed by the full faith and credit of the United States Government (whether issued by the United States Government or an agency thereof), and obligations guaranteed by the United States Government, in each case which mature within one year from the date acquired;

          (ii) demand and time deposits with, Eurodollar deposits with or certificates of deposit issued by any commercial bank or trust company (1) organized under the laws of the United States or any of its states or having branch offices therein, (2) having equity capital in excess of $100,000,000 and (3) which issues either (x) senior debt securities rated A or better by S&P, A or better by Moody's or (y) commercial paper rated A-2 or better by S&P or Prime-2 or better by Moody's (or, in either case, an equivalent rating from another nationally recognized credit rating agency) ("RATED BANKS"), in each case payable in the United States in United States dollars and in each case which mature within one year from the date acquired;

          (iii) marketable commercial paper and loan participations rated A-1 or better by S&P or P-1 or better by Moody's (or, in either case, an equivalent rating from another nationally recognized credit rating agency) and maturing not more than 270 days from the date acquired;

          (iv) bonds, debentures, notes or similar debt instruments issued by a state or municipality given a "AA" rating or better by S&P or an equivalent rating by another nationally recognized credit rating agency and maturing not more than one year from the date acquired;

          (v) the loans, investments and advances existing as of the date hereof and listed on Schedule 6C(3) hereto;
                          --------------

          (vi) repurchase agreements and similar commercial undertakings for terms of less than one year with any Rated Bank, provided that such
                                                      --------
     repurchase agreements or undertakings are secured and collateralized by obligations backed by the full faith and credit of the United States Government in aggregate face amount equal to or greater than the obligations so secured;

          (vii) money market mutual funds that (A) are denominated in U.S. Dollars, (B) have average asset maturities not in excess of 365 days, (C) have total invested assets in excess of $1,000,000,000 and (D) invest exclusively in Permitted Investments other than those described in Clause
                                                                        ------
     (ix) below, or are rated at least BBB- by S&P;
     ----

          (viii) bonds, debentures, notes or similar debt instruments issued by a corporation organized and existing under the laws of any state of the United States of America or the District of Columbia and having a long term credit rating of BBB-or better from S&P or Baa3 or better from Moody's; and

          (ix) Commercial Mortgage Loans and ABS originated, purchased or acquired by the Company in the ordinary course of its business, provided that any such Commercial Mortgage Loan or ABS shall comply with the investment guidelines set forth on Exhibit C hereto at the time of
                                        ---------
     origination, purchase, or acquisition by the Company; and further provided, that at all times the Company's portfolio of Investments, taken as a whole, shall be in compliance with such investment guidelines.

     6C(4). MERGER AND CONSOLIDATION. Merge or consolidate with any other Person, except that the Company may consolidate or merge with any other corporation if (A) the Company shall be the continuing or surviving corporation and (B) no Default or Event of Default exists or would exist after giving effect to such merger or consolidation.

     6C(5). TRANSFER OF ASSETS. Transfer, or agree or otherwise commit to Transfer, a substantial portion of its assets.

     6C(6)   ISSUANCE OF ADDITIONAL UNSECURED NOTES.  Issue any unsecured notes of the Company which are rated lower than the rating of the Notes on the date hereof.

     7.   EVENTS OF DEFAULT.

     7A. ACCELERATION. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

          (i) the Company defaults in the payment of any principal of or Yield-Maintenance Amount payable with respect to any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

          (ii) the Company defaults in the payment of any interest on any Note for more than 10 days after the date due; or

          (iii) the Company defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other Debt (other than secured Debt which is non-recourse to the Company) beyond any period of grace provided with respect thereto, or the Company fails to perform or observe any other agreement, term or condition contained in any agreement under which any such Debt is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such (or a trustee on behalf of such holder or holders) to cause, such Debt to become due (or to be repurchased by the Company) prior to any stated maturity, provided that the aggregate amount of all Debt as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company) shall occur and be continuing exceeds an amount equal to the lesser of (x) $10,000,000 and (y) 5% of the net assets of the Company as reflected on its most recent balance sheet at the time of determination; or

          (iv) any representation or warranty made by or on behalf of the Company or any of its officers herein or in any other writing furnished in connection with or pursuant to this Agreement or the transactions contemplated hereby shall be false in any material respect on the date as of which made; or

          (v) the Company fails to perform or observe any agreement contained in paragraph 6; or
        -----------

          (vi) the Company fails to perform or observe any other agreement, term or condition contained herein and such failure shall not be remedied within 30 days after the Company receives written notice of such default from any holder of a Note; or

          (vii) the Company makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

          (viii) any decree or order for relief in respect of the Company is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "BANKRUPTCY LAW"), of any jurisdiction; or

          (ix) the Company petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company, or of any substantial part of the assets of the Company, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings relating to the Company under the Bankruptcy Law of any other jurisdiction; or

          (x) any such petition or application is filed, or any such proceedings are commenced, against the Company and the Company by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

          (xi) any order, judgment or decree is entered in any proceedings decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

          (xii) one or more final judgments in an aggregate amount in excess of $10,000,000 is rendered against the Company and, within 60 days after entry thereof, a solvent insurance carrier or carriers have not confirmed in writing that each such judgment is fully insured or any such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, any such judgment is not discharged;

     then (a) if such event is an Event of Default specified in clauses (i) or
                                                                -----------
     (ii) of this paragraph 7A, the holder of any Note (other than the Company
     ----         ------------
     or any of its Affiliates) may at its option during the continuance of such Event of Default, by notice in writing to the Company, declare such Note to be, and such Note shall thereupon be and become, immediately due and payable at par, together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A, all of the
                  -------------  ----    ---         ------------
     Notes at the time outstanding shall automatically become immediately due and payable, together with interest accrued thereon and the Yield-Maintenance Amount, if any and to the extent permitted by law, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (c) with respect to any other event constituting an Event of Default, the Required Holder(s) may, at its or their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company (provided that, so long as any BP
                                                -------- ----
     Party holds any Note(s), such BP Party may declare its Note(s) to be immediately due and payable with respect to any such other event constituting an Event of Default without the consent or approval of the other Holders).

          The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of the Yield-Maintenance Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

          7B. RESCISSION OF ACCELERATION. At any time after any or all of the Notes shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) may, by notice in writing to the
     ------------
     Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the applicable rate specified in the Notes, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and
                                                              -------------
     (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement. Notwithstanding the foregoing, so long as any BP Holder holds any Note(s), only such BP Holder shall be permitted to rescind and annul any such declaration with respect to the Note(s) that it holds. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

          7C. NOTICE OF ACCELERATION OR RESCISSION. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such
                                                      ------------
     declaration shall be rescinded and annulled pursuant to paragraph 7B, the
                                                             ------------
     Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

          7D. OTHER REMEDIES. If any Event of Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

          8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants as follows:

          8A. ORGANIZATION. The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof. The Company has no Subsidiaries.

          8B. FINANCIAL STATEMENTS. The Company has furnished you with the unaudited financial statements, certified by a principal financial officer of the Company: a balance sheet of the Company as of June 30, 1998 and statements of income, stockholders' equity and cash flows for the six-month period ended on such date, prepared by the Company. To the Company's knowledge, such financial statements are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with GAAP consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company required to be shown in accordance with such principles. To the Company's knowledge, the balance sheets fairly present the condition of the Company as at the dates thereof, and the statements of income, stockholders' equity and cash flows fairly present the results of the operations of the Company and its cash flows for the periods indicated. To the knowledge of the Company, there has been no material adverse change in the business, condition (financial or otherwise) or operations of the Company since June 30, 1998.

          8C. ACTIONS PENDING. There is no action, suit, investigation or pro ceeding pending or, to the knowledge of the Company, threatened against the Company, or any properties or rights of the Company, by or before any court, arbitrator or administrative or governmental body which (i) might result in a Material Adverse Effect or (ii) purports to affect the validity or enforceability of this Agreement, any Note issued hereunder or the transactions contemplated hereby.

          8D. TAXES. The Company has filed all federal, state and other income tax returns which, to the knowledge of the officers of the Company, are required to be filed, and has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are subject to a Good Faith Contest.

          8E. CONFLICTING AGREEMENTS AND OTHER MATTERS. The Company is not a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition. Neither the execution nor delivery of this Agreement or the Notes, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes will materially conflict with, or result in a material breach of the terms, conditions or provisions of, or constitute a default under, or result in any material violation of, or result in the creation of any Lien upon any of the properties or assets of the Company pursuant to, the charter or by-laws of the Company, any award of any arbitrator or any agree ment (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company is subject. Except as set forth in
     Schedule 8E attached hereto, the Company is not a party to, or otherwise
     -----------
     subject to any provision contained in, any instrument evidencing Indebtedness of the Company, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company of the type to be evidenced by the Notes.

          8F. OFFERING OF NOTES. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than Institutional Investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

          8G. USE OF PROCEEDS. The Company does not own or have any present intention of acquiring any "margin stock" as defined in Regulation U (12 CFR Part 207) of the Board of Governors of the Federal Reserve System (herein called "MARGIN STOCK"). The proceeds of sale of the Notes will be used to purchase Commercial Mortgage Loans and/or marketable debt securities, including, but not limited to, ABS. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation U, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

          8H. ERISA. The Company has no retirement or employee benefit plans subject to ERISA.

          8I. GOVERNMENTAL CONSENT. No circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the Notes, if the failure to obtain any such consent would have a Material Adverse Effect.

          8J. COMPLIANCE WITH LAWS. The Company and all of its properties and facilities have complied at all times in all material respects with all federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations, except, in any such case, where failure to comply would not result in a Material Adverse Effect on the business, condition (financial or otherwise) or operations of the Company.

          8K. INVESTMENT COMPANY STATUS. Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

          8L. DUE AUTHORIZATION, ETC. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          8M. DISCLOSURE. Neither this Agreement nor any other document, certificate or statement furnished to you by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, property or assets, or financial condition of the Company and which has not been set forth in this Agreement or in the other docu ments, certificates and written statements furnished to you and Boston Properties Limited Partnership, a Delaware limited partnership by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby.

          8N. INVESTMENTS. All mortgage loans owned by the Company as of the date of this Agreement are Commercial Mortgage Loans which are not in default beyond any applicable cure periods pursuant to the terms thereof, and the Company has not extended any of the cure periods provided in the loan documents governing, evidencing and securing such Commercial Mortgage Loans and originally executed in connection therewith beyond the applicable cure periods provided in such loan documents.

          8O.  ENVIRONMENTAL MATTERS.  Except as disclosed on Schedule 8O
                                                              -----------
     hereto, the Company (i) has complied in all material respects with all applicable Environmental Laws, and the Company has not received (A) notice of any material failure so to comply, (B) any letter or request for information under Section 104 of CERCLA or comparable state laws or (C) any information that would lead it to believe that it is the subject of any federal, state or local investigation concerning Environmental Laws; (ii) does not manage, generate, transport, discharge or store any Hazardous Material in material violation of any material Environmental Laws; (iii) does not own, operate or maintain any underground storage tanks; and (iv) is not aware of any conditions or circumstances associated with its currently or previously owned or leased properties or operations (or those of any tenants of such properties) which may give rise to any liabilities under Environmental Laws which could have a Material Adverse Effect.

          9. REPRESENTATIONS OF THE PURCHASER. You represent that you are not acquiring the Notes to be purchased by you hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of your property shall at all times be and remain within your control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

          10. DEFINITIONS; ACCOUNTING MATTERS. For the purpose of this Agreement, the terms defined in paragraphs 10A and 10B (or within the text
                                     --------------     ---
     of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 10C.
                 -------------

          10A.  YIELD-MAINTENANCE TERMS.

               "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

               "CALLED PRINCIPAL" shall mean, with respect to any Note, the princi pal of such Note that is to be prepaid pursuant to paragraph 4 or is
                                                               -----------
     declared to be immediately due and payable pursuant to paragraph 7A, as the
                                                            ------------
     context requires.

               "DISCOUNTED VALUE" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on the Notes is payable, if interest is payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

               "REINVESTMENT YIELD" shall mean, with respect to the Called Princi pal of any Note, the offered-side yield to maturity, as of 10:00 a.m. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, of the U.S. Treasury security that was used to determine the then Treasury of such Investment Note.

               "REMAINING AVERAGE LIFE" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

               "REMAINING SCHEDULED PAYMENTS" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date through and including the Rate Reset Date (assuming that the entire principal balance and all accrued interest as of such Rate Reset Date will be repaid on such Rate Reset Date), if the Settlement Date precedes such Rate Reset Date, or alternatively, the Maturity Date if the Settlement Date occurs after the Rate Reset Date.

               "SETTLEMENT DATE" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4 or is declared to be immediately due and
                         -----------
     payable pursuant to paragraph 7A, as the context requires.
                         ------------

               "YIELD-MAINTENANCE AMOUNT" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) to the extent paid on the Settlement Date with the Called Principal, interest accrued thereon as of

     (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

          10B.  OTHER TERMS.

                "ABS" shall mean mortgage, or other asset backed securities.

                "AFFILIATE" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                "BANKRUPTCY LAW" shall have the meaning specified in clause
                                                                    ------
     (viii) of paragraph 7A.
     ------    ------------

                "BIG FIVE ACCOUNTING FIRM" shall mean any of Arthur Andersen, Deloitte & Touche, KPMG Peat Marwick, PricewaterhouseCoopers and Ernst & Young.

                "BP PARTY" shall mean Boston Properties Limited Partnership, a Delaware limited partnership, and any Affiliate thereof, and shall also include, in all events, One Embarcadero Center Venture, a California general partnership.

                "CASH FLOW" shall mean, in respect of any period, the sum of (a) Net Income for such period and (b) the amount of all depreciation and amortization allowances and other non-cash expenses of the Company but only to the extent deducted in the determination of Net Income for such period.

                "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                "COMMERCIAL MORTGAGE LOANS" shall mean commercial mortgage loans made in substantial conformance with (x) standards prevailing in the commercial loan mortgage marketplace and (y) the guidelines contained in

     Exhibit C hereto.
     ---------

                "CURRENT DEBT" shall mean, with respect to the Company, all Indebtedness for borrowed money which by its terms or by the terms of any instrument or agreement relating thereto matures on demand or within one year from the date of the creation thereof and is not directly or indirectly renewable or extendible at the option of the debtor to a date more than one year from the date of the creation thereof, provided that Indebtedness for borrowed money outstanding under a revolving credit or similar agreement which obligates the lender or lenders to extend credit over a period of more than one year shall constitute Funded Debt and not Current Debt, even though such Indebtedness by its terms matures on demand or within one year from the date of the creation thereof.

                "DEBT" shall mean Current Debt and Funded Debt.

                "DEBT SERVICE" shall mean, with respect to any period, the sum of the following: (a) Interest Charges for such period, and (b) all payments of principal in respect of Debt of the Company paid or payable during such period.

                "DEBT SERVICE COVERAGE RATIO" shall mean, at any time of determination, the ratio of (a) Cash Flow for the most recent fiscal quarter to (b) Debt Service for such fiscal quarter.

                "DEFAULT" shall mean any of the events specified in paragraph 7A, whether or not any requirement for such event to become an Event of Default has been satisfied.

               "DUFF & PHELPS" shall mean Duff & Phelps Corporation.

               "ENVIRONMENTAL LAWS" shall mean all laws relating to pollution, the release or other discharge, handling, disposition or treatment of Hazardous Materials and other substances or the protection of the environment or of employee health and safety, including, without limitation, CERCLA, the Hazardous Material Transportation Act (49 U.S.C.
     Section 1801 et. seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 7401 et. seq.), the Clean Air Act (42 U.S.C. Section 401 et. seq.), the Toxic Substances Control Act (15 U.S.C. Section 651 et. seq.) and the Emergency Planning and Community Right-To-Know Act (42 U.S.C.
     Section 11001 et. seq.), each as the same may be amended and supplemented.

               "EVENT OF DEFAULT" shall mean any of the events specified in para
                                                                            ----
     graph 7A, provided that there has been satisfied any requirement in
     --------
     connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act.

               "EQUITY REDEMPTION LOAN" shall mean that certain loan in the aggregate principal amount of $328,143,000 by Bankboston, N.A., The Chase Manhattan Bank, Fleet National Bank, PNC Bank, National Association, Dresdner Bank AG New York Branch and Grand Cayman Branch, The Bank of New York, Key Bank National Association and Citizens Bank (and other banks which may become parties to the Term Loan Agreement described immediately below) to you, One Embarcadero Center Venture, Three Embarcadero Center Venture and

     Embarcadero Center Associates pursuant to that certain Term Loan Agreement dated as of November 12, 1998.

               "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

               "FITCH" shall mean Fitch IVCA, Inc.

               "FUNDED DEBT" shall mean, with respect to any Person, all Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, more than one year from, or is directly or indirectly renewable or extendible at the option of the debtor to a date more than one year (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year) from, the date of the creation thereof, including current maturities of long-term debt that appear as current liabilities in accordance with GAAP.

               "GAAP" shall have the meaning set forth in paragraph 10C.
                                                          -------------

               "GOOD FAITH CONTEST" shall mean, with respect to any tax, assessment, Lien, obligation, claim, liability, judgment, injunction, award, decree, order, law, regulation, statute or similar item, any challenge or contest thereof by appropriate proceedings timely initiated in good faith by the Company for which adequate reserves therefor have been taken in accordance with GAAP.

               "GUARANTEE" shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to

            (i) purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise);

          (ii) maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation; or

          (iii) pay the purchase price for goods or services regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose, intent or effect of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof.

     The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

               "HAZARDOUS MATERIALS" shall mean (i) any material or substance defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous material", "toxic substances" or any other formulations intended to define, list or classify substances by reason of their deleterious properties, (ii) any oil, petroleum or petroleum derived substance, (iii) any flammable substances or explosives, (iv) any radioactive materials, (v) asbestos in any form, (vi) electrical equipment that contains any oil or dielectric fluid containing levels or polychlorinated biphenyls in excess of 50 parts per million, (vii) pesticides or (viii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental agency or authority or which may or could pose a hazard to the health and safety of persons in the vicinity thereof.

               "INCLUDING" shall mean, unless the context clearly requires otherwise, "including without limitation".

               "INDEBTEDNESS" shall mean, with respect to any Person and without duplication (i) all items (excluding items of contingency reserves or of reserves for deferred income taxes) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date on which Indebtedness is to be determined, other than Preferred Stock of such Person except as set forth in clause (iv) below; (ii) all indebtedness secured by any Lien on,
              -----------
     or payable out of the proceeds or production from, any property or asset owned or held by such Person, whether or not the indebtedness secured thereby shall have been assumed, (iii) all indebtedness of third parties, including joint ventures and partnerships of which such Person is a venturer or general partner, recourse to which may be had against such Person, (iv) redemption obligations in respect of mandatorily redeemable Preferred Stock; and (v) all indebtedness and other obligations of others with respect to which such Person has become liable by way of a Guarantee.

               "INITIAL TREASURY" shall mean, for any Note, the yield to maturity implied by (i) the bid-side yields reported, as of 10:00am (New York City time) (or, at your election, at such other time as we may mutually agree) on the Business Day next preceding the date upon which such
     Note is funded, on the display designated
     as "Page 678" on the Telerate Access Service, for actively traded U.S. Treasury securities having a maturity equal to the Rate Reset Date of such Note, or if such bid-side yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series bid-side yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the date upon which such Note is funded in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Rate Reset Date of such Note. Such implied yields shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities. Notwithstanding the foregoing, subject to the Company's written approval (which approval shall not be unreasonably withheld or delayed), you shall be entitled to select a different actively traded U.S. Treasury security (which shall have am maturity date approximately equal and reasonably comparable to the first Rate Reset Date of such Note) the bid-side yield to maturity of which shall be the Initial Treasury for purposes of such Note; provided, however, that if you select a different U.S.
                   --------  -------
     Treasury security which is approved by the Company pursuant to the foregoing or if a time other than 10:00 a.m. is used to determine the Initial Treasury, then the Margin for such Note shall be adjusted so that the interest rate on such Investment Note is no different than if you had not exercised your rights pursuant to this sentence to select a different U.S. Treasury or to agree to a different time for determining the Initial Treasury. Schedule 1 sets forth the definitive Initial Treasury for each
               ----------
     Note.

               "INSTITUTIONAL INVESTOR" shall mean any insurance company, commercial, investment or merchant bank, finance company, mutual fund, registered money or asset manager, savings and loan association, credit union, registered investment advisor, pension fund, investment company, licensed broker-dealer, "qualified institutional buyer" (as such term is defined under Rule 144A promulgated under the Securities Act, or any successor law, rule or regulation) or "accredited investor" (as such term is defined under Regulation D promulgated under the Securities Act, or any successor law, rule or regulation).

               "INTANGIBLES" shall mean, without duplication, all Intellectual Property and operating agreements, treasury stock, deferred or capitalized research and development costs, goodwill (including any amounts, however designated, representing the cost of acquisition of business and investments in excess of the book value thereof), unamortized debt discount and expense, any write-up of asset value after June 30, 1997 and any other amounts reflected in contra-equity accounts, and any other assets treated as intangible assets under GAAP.

               "INTELLECTUAL PROPERTY" shall mean all patents, trademarks, service marks, trade names, copyrights, brand names, mechanical or technical processes and paradigms, know-how, and similar intellectual property and applications, licenses and similar rights in respect of the same.

               "INTEREST CHARGES" shall mean, with respect to any period, the sum (without duplication) of the following: (a) all interest in respect of Debt of the Company deducted in determining Net Income for such period, and
     (b) all debt discount and expense amortized or required to be amortized in the determination of Net Income for such period.

               "INVESTMENTS" shall have the meaning provided in paragraph 6C(3).
                                                                ---------------

               "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, minimum or compensating deposit arrangement, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

               "MARGIN" shall mean, for any Note, 165 basis points; provided
                                                                    --------
     that, if you select, for purposes of determining the Initial Treasury, a
     ----
     different U.S. Treasury security from the U.S Treasury selected by the Company or if a time other than 10:00 a.m. is used to determine the Initial Treasury, in either case pursuant to your rights as described in the definition of Initial Treasury, then the Margin during the period of time commencing on the funding of the Investment Note until the first Rate Reset Date thereunder shall be adjusted as described in the last sentence of the definition of Initial Treasury and, from and after the first Rate Reset Date, the Margin shall again adjust to equal 165 basis points. Schedule 1
                                                                     ----------
     sets forth the definitive initial Margin for each Note through the first Rate Reset Date of each Note.

               "MATERIAL ADVERSE EFFECT" shall mean (i) a material adverse effect on the business, assets, liabilities, operations, prospects or condition, financial or otherwise, of the Company, (ii) material impairment of the Company to perform any of its obligations under the Agreement and the Notes or (iii) material impairment of the validity or enforceability or the rights of, or the benefits available to, the holders of the Notes under this Agreement or the Notes.

               "MATURITY DATE" shall have the meaning set forth in paragraph 1
                                                                   -----------
     hereof.

               "MOODY'S" shall mean Moody's Investors Services, Inc., including the NCO/Moody's Commercial Division, or any successor Person.

               "NET INCOME" shall mean, as to any period, consolidated gross revenues of the Company less all operating and non-operating expenses of the Company for such period, including all charges of a proper character (including current and deferred taxes on income, provision for taxes on unremitted foreign earnings which are included in gross revenues, and current additions to reserves), but not including in gross revenues the following:

          (i) any gains (net of expenses and taxes applicable thereto) in excess of losses resulting from the Transfer of capital assets (i.e., assets other than current assets);

          (ii) any gains resulting from the write-up of assets;

          (iii) any equity of the Company in the undistributed earnings (but not losses) of any corporation which is not a Subsidiary;

          (iv) any earnings or losses of any Person acquired by the Company through purchase, merger, consolidation or otherwise for any fiscal period prior to the fiscal period in which the acquisition occurs;

          (v) gains or losses from the acquisition of securities or the retirement or extinguishment of Debt;

          (vi) gains on collections from insurance policies or settlements;

          (vii) any income or gain during such period from any change in accounting principles, from any discontinued operations or the disposition thereof, from any extraordinary items or from any prior period adjustment;

          (viii) in the case of a successor to the Company by consolidation or merger or as a transferee of its assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

     If the preceding calculation results in a number less than zero, such amount shall be considered a net loss.

               "OFFICER'S CERTIFICATE" shall mean a certificate signed in the name of the Company by its President, one of its Vice Presidents or its Treasurer.

               "OTHER EC NOTES" shall mean those certain senior promissory notes of the Company issued by the Company on the date hereof to (a) One Embarcadero Center Venture in the aggregate principal amount of $88,200,000
     (b) Three Embarcadero Center Venture in the aggregate principal amount of $76,897,000 and (c) Embarcadero Center Associates in the aggregate principal amount of $111,927,000.

               "PERMITTED INVESTMENTS" shall have the meaning set forth in paragraph 6C(3).
     ---------------

               "PERMITTED LIENS" shall have the meaning set forth in paragraph
                                                                     ---------
     6C(1).
     -----

               "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organ ization and a government or any department or agency thereof.

               "PHASE ONE" shall mean the closing and consummation of the transactions described in that certain Master Transaction Agreement dated as of September 28, 1998, by and among Prudential, PIC Realty Corporation, Fedmark Corporation, Embarcadero Center Investors Partnership, Pacific Property Services, L.P., the Persons listed on Exhibit A-1 attached thereto, Boston Properties Limited Partnership and Boston Properties, Inc., which are to be consummated on the "Closing Date" (as defined in such Master Transaction Agreement).

               "PRUDENTIAL" shall mean The Prudential Insurance Company of America, a New Jersey mutual insurance company.

               "PRUDENTIAL GUARANTIED LOAN"  shall mean that certain loan   in
     the aggregate principal amount of $92,000,000 by The Chase Manhattan Bank and/or any of its subsidiaries or affiliates (the "BANK") to you, One Embarcadero Center Venture, Three Embarcadero Center Venture and Embarcadero Center Associates pursuant to that certain Term Loan Agreement dated as of November 12, 1998.

               "RATE RESET DATE", with respect to any Note, shall have the meaning set forth in such Note.

               "RATED BANK" shall have the meaning set forth in paragraph
                                                                ---------
     6C(3)(ii).
     ---------

               "RELEASE" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, in violation of applicable law or prudent business practice.

               "REQUIRED HOLDER(S)" shall mean the holder or holders of at least 51% of the aggregate principal amount of the Notes from time to time outstanding, but shall include, in any event, the BP Parties so long as any BP Party holds a direct or indirect interest in any Note.

               "RESET TREASURY" shall mean the yield to maturity implied by (i) the yields reported, as of 10:00am (New York City time) on the Business Day next preceding the Rate Reset Date for any Note, on the display designated as "Page 678" on the Telerate Access Service, for actively traded U.S. Treasury securities having a maturity equal to the earlier to occur of the next Rate Reset Date provided for in such Note (if any) and the Maturity Date of such Note, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Rate Reset Date in Federal Reserve Statistical Release H.15
     (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the earlier to occur of the next Rate Reset Date provided for in such Note (if any) or the Maturity Date of such Note. Such implied yields shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities.

               "RESPONSIBLE OFFICER" shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

               "RESTRICTED INVESTMENT" shall mean any Investment other than a Permitted Investment.

               "RESTRICTED PAYMENTS" shall mean any of the following (provided that, notwithstanding anything to the contrary stated below, the term "Restricted Payments" does not include any distribution of capital gains by the Company to its shareholders):

          (i) any dividend on any class of the Company's capital stock at any time after the date hereof;

          (ii) any other distribution on account of any class of the Company's capital stock;

          (iii) any redemption, purchase or other acquisition, direct or indirect, of any shares of the Company's capital stock;

          (iv) any unscheduled payment of principal of, or retirement, redemption, purchase or other acquisition of, any subordinated debt, including subordinated debt that is convertible into equity of the Company;

          (v)  any Restricted Investment;

               "S&P" shall mean Standard and Poor's Corporation, or any successor Person.

               "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

               "SHAREHOLDER" shall mean and include any Person who owns, beneficially or of record, directly or indirectly, at any time during any year with respect to which a computation is being made 5% or more of the outstanding voting stock of the Company.

               "SIGNIFICANT HOLDER" shall mean (i) any BP Party, so long as any BP Party shall hold (or be committed under this Agreement to purchase) any Note, or (ii) any other holder of at least 5% of the aggregate principal amount of the Notes from time to time outstanding.

               "SUBSIDIARY" shall mean any corporation or other entity at least 51% of the total combined voting power of all classes of Voting Stock or similar securities of which shall, at the time as of which any determination is being made, be owned by the Company either directly or through Subsidiaries.

               "TOTAL ASSETS" shall mean, as at any time of determination, the total assets of a Person recorded on a balance sheet of such Person prepared in accordance with GAAP.

               "TRANSFER" shall mean, with respect to any item, the sale, exchange, conveyance, lease, transfer or other disposition of such item.

               "TRANSFEREE" shall mean any direct or indirect transferee of all or any part of any Note purchased by you under this Agreement.

               "TREASURY" shall mean, for any Note, the Initial Treasury or the then Reset Treasury, as the case may be, upon which the Margin under such
     Note is added to obtain the interest rate of such Note.

               "VOTING STOCK" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency), and, with respect to any other entity, any similar security of such entity.

          10C. ACCOUNTING AND LEGAL PRINCIPLES, TERMS AND DETERMINATIONS. All references in this Agreement to "GAAP" shall mean generally accepted accounting principles, as in effect in the United States from time to time. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with GAAP (except as set forth in the next succeeding sentence of this paragraph 10C), applied on a basis consistent with the most recent
             -------------
     audited financial statements of the Company delivered pursuant to paragraph
                                                                       ---------
     5A(i) or (ii) or, if no such statements have been so delivered, the most
     -----    ----
     recent audited financial statements referred to in clause (i) of paragraph
                                                        ----------    ---------
     8B. Notwithstanding the foregoing, however, quarterly financial statements
     --
     shall not include notes to financial statements and to that extent such statements will not have been prepared in accordance with GAAP. Any reference herein to any specific citation, section or form of law, statute, rule or regulation shall refer to such new, replacement or analogous citation, section or form should citation, section or form be modified, amended or replaced.

          11.  MISCELLANEOUS.

          11A.   NOTE PAYMENTS.  The Company agrees that, so long as you shall hold any Note, it will make payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to your account or accounts as specified in the Purchaser Schedule attached hereto, or such other account or accounts in the United States as you may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. You agree that, before disposing of any Note, you will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. Upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which
                                           -------------
     shall have made the same agreement as you have made in this paragraph 11A.
                                                                 -------------

          11B.   EXPENSES.  The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save you and any Transferee harmless against liability for the payment of, all reasonable out-of-pocket costs and expenses arising in connection with such transactions, including:

               (i) (A) all stamp and documentary taxes and similar charges and
          (B) costs of obtaining a private placement number for the Notes in each case as a result of the execution and delivery of this Agreement or the issuance of the Notes;

               (ii) document production and duplication charges and the reasonable fees and expenses of any special counsel engaged by you or such Transferee in connection with this Agreement and the transactions contemplated hereby;

               (iii) the costs and expenses, including reasonable attorneys' fees, incurred by you or such Transferee in enforcing any rights under this Agreement or the Notes; and

               (iv) any judgment, liability, claim, order, decree, cost, fee, expense, action or obligation resulting directly from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company;

provided that the Company shall not be responsible for (1) any of your expenses
--------
or those of a Transferee incurred solely in connection with any transfer of any Note or (2) the fees and expenses of more than one counsel for the holders of the Notes, except to the extent the Required Holders determine that (a) either legal advice is needed in a jurisdiction other than that specified in paragraph
                                                                      ---------
11L or (b) there exists a conflict of interest amongst the holders of the Notes.
---
The obligations of the Company under this paragraph 11B shall survive the
                                          -------------
transfer of any Note or portion thereof or interest therein by you or any Transferee and the payment of any Note.

          11C. CONSENT TO AMENDMENTS. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s); except that, (i) without the written consent of the
                         ------ ----
     holder or holders of all Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Note, or change the principal of, or the rate, method of computation or time of payment of interest on or any Yield-Maintenance Amount payable with respect to any Note, or affect the time, amount or allocation of any prepayments, or change the proportion of the principal amount of the Notes required with respect to any consent, amendment, waiver or declaration, and (ii) so long as any BP Holder holds any Note(s), no amendment, action or omission to act shall amend, modify or otherwise affect such BP Party's rights under the Note(s) that it holds (or its rights under this Agreement to the extent relating to such BP Party's Note(s)) without such BP Party's written consent. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or
                                                      -------------
     not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

          11D. FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES. The Notes are issuable as registered notes without coupons in denominations of at least $1,000,000, except as may be necessary to (i) reflect any principal amount not evenly divisible by $1,000,000 or (ii) enable the registration of transfer by a holder of its entire holding of Notes. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes.
     Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's indemnity agreement (which shall be unsecured if such holder is an Institutional Investor whose senior debt securities are rated BBB- or Baa3 or better by S&P or Moody's, respectively, and, otherwise, which shall be unsecured unless the Company requests in writing that such indemnity agreement be secured), or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

          The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.

          11E. TRANSFER OF NOTES; PERSONS DEEMED OWNERS. Subject to the next succeeding sentence, you may transfer any Note or portion thereof in your sole discretion; provided, however, that any Transferee shall be an Institutional Investor. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary.

          11F. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of you or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings between you and the Company relating to the subject matter hereof, and the Company shall not be affected by notice to the contrary. No provision of this Agreement shall be interpreted for or against any party because that party or its legal representative drafted the provision.

          11G. SUCCESSORS AND ASSIGNS. All covenants and other agreements in this Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

          11H. NOTICES. All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to you, addressed to you at the address specified for such communications in the Purchaser Schedule attached hereto, or at such other address as you shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Company, and (iii) if to the Company, addressed to it at Prudential Realty Group, 8 Campus Drive, 4th Floor, Arbor Circle South, Parsippany, New Jersey 07054, Attention: John Triece, or at such other address as the Company shall have specified to the holder of each Note in writing; provided, however, that any such communication to the Company may also, at the option of the holder of any Note, be delivered by any other means either to the Company at its address specified above or to any officer of the Company.

          11I. PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall be included in the computation of the interest payable on such Business Day.

          11J. SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to you or to the Required Holder(s), the determination of such satisfaction shall be made by you or the Required Holder(s), as the case may be, in the reasonable judgment of the Person or Persons making such determination.

          11K. INDEMNIFICATION. The Company hereby agrees to indemnify you and your directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages and expenses arising out of or by reason of any investigation or litigation or other proceeding relating to this Agreement, the Notes or the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

          11L. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York.

          11M.   SEVERABILITY.  Any provision of this Agreement which is
     prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          11N. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          11O. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

          If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon this letter shall become a binding agreement between the Company and you.



                                    Very truly yours,


                                    PRUDENTIAL REALTY
                                    SECURITIES, INC.

                                    By: /s/ Paul D. Egan
                                       -------------------------------------
                                    Name: Paul D. Egan
                                    Title: Vice President


                                    By:_____________________________________
                                    Name:___________________________________
                                    Title:__________________________________

The forgoing Agreement is
hereby accepted as of the
date first above written

FOUR EMBARCADERO CENTER VENTURE,
a California General Partnership

By:  BOSTON PROPERTIES LLC,
     as Managing General Partner

     By:  BOSTON PROPERTIES LIMITED
          PARTNERSHIP, as Manager

          By:  BOSTON PROPERTIES, INC.,
               as General Partner



               By: /s/ Thomas J. O'Connor
                  -------------------------
               Name: Thomas J. O'Connor
               Title: Vice President

                                   EXHIBIT A
                                   ---------

                                [FORM OF NOTES]

                      PRUDENTIAL REALTY SECURITIES, INC.

                       SENIOR NOTE DUE __________, 200_


No. _____                                                     [Date]
$________


     FOR VALUE RECEIVED, the undersigned, PRUDENTIAL REALTY SECURITIES, INC. (the "COMPANY"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to FOUR EMBARCADERO CENTER VENTURE, a California general partnership, or registered assigns, the principal sum of ___________________________ DOLLARS ($______________) on _____________, ____
(the "Maturity Date"), with interest (computed on the basis of a 360-day year comprised of 12 30-day months) on the unpaid balance thereof at the rate of ____% per annum from the date hereof through and including _______, ___ (the "RATE RESET DATE") and thereafter through and including the Maturity Date, at a rate of interest per annum equal to the sum of (i) ________ basis points, and
(ii) the Reset Treasury, as defined in the Note Agreement. All such interest shall be payable semiannually on the 15/th/ day of June and December in each year, commencing with the first such date next succeeding the date hereof, until the principal hereof shall have become due and payable, and shall be payable on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Yield-Maintenance Amount (as defined in the Note Agreement), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the lesser of (a) the maximum rate permitted by applicable law and (b) 2.0% over the interest rate then in effect under this Note in accordance with the foregoing terms and provisions.

     Payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to this Note are to be made in immediately available funds, in lawful money of the United States of America, by wire transfer to [_______] at [NAME OF BANK] in [New York City], ABA #________, Account # __________, or to such other account or place as the registered holder hereof shall designate to the Company in writing.

     This Note is one of a series of Senior Notes (the "NOTES") issued pursuant to a Note Agreement, dated as of November 12, 1998 (the "NOTE AGREEMENT"), between the Company and One Embarcadero Center Venture and is entitled to the benefits thereof.

     This Note is a registered Note and, as provided in the Note Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     This Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Note Agreement.

     If an Event of Default, as defined in the Note Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Note Agreement.

     The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration (to the extent set forth in the Note Agreement), protest and diligence in collecting.

     THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF SUCH STATE.

                              PRUDENTIAL REALTY SECURITIES, INC.



                              By_________________________
                                    [Vice] President


                              By_________________________
                                    Treasurer

                                   EXHIBIT C
                                   ---------

                             INVESTMENT GUIDELINES
                             ---------------------


1.   Invest only in investment grade fixed income assets that:

a)   are current in payment and not in default (subject to cure periods):

b) minimally provide for interest payments which are (i) monthly in the case of "non securities" investments (i.e., whole mortgage loans) or (ii) semi-annually in the case of "securities" investments (i.e., ABS):

c) have a maturity date which is at least thirty months beyond the asset purchase date:

d) include prepayment premiums providing for yield maintenance or the substantial equivalent: and

e)   on an individual basis, do not exceed 7% of the total portfolio.



2. Make more than 80% of all investment in assets directly secured by first mortgages. In addition: (a) no such assets may have a "loan to value" ratio which exceeds 80%, and at least 90% of such assets shall have a "loan to value" ratio which is 75% or less and (b) the overall portfolio of such assets shall be geographically diverse.